Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                                 www.globalentertainment2000.com

Global Entertainment Corporation                        Rudy R. Miller, Chairman
4909 East McDowell Road, Suite 104                              The Miller Group
Phoenix, Arizona 85008-4293                   Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

                              FOR IMMEDIATE RELEASE

                    Global Entertainment Corporation Reports
                       Second Quarter Fiscal 2008 Results

PHOENIX,  ARIZONA,  JANUARY 14, 2008 -- GLOBAL ENTERTAINMENT  CORPORATION (AMEX:
GEE) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported revenue for the second quarter ended November 30, 2007 was $3,022,583, a decrease of 76.4% compared to revenue of $12,833,023 in the second quarter of the prior fiscal year. For the three-month period ended November 30, 2007, the company realized a net loss of $592,727 or $(.09) per share compared to net income of $117,526 or $.02 per share for the three-month period ended November 30, 2006.

Revenue for the first six months of fiscal 2008 was $6,495,859, a decrease of 60.6% compared to revenue of $16,484,941 in the first six months of the prior fiscal year. A net loss of $2,111,021 or $(.32) per share was reported for the six-month period ended November 30, 2007 compared to a net loss of $821,134 or $(.13) per share for the first six month period of fiscal 2007.

The net loss incurred by the company in the second quarter fiscal 2008 was primarily attributable to a $9,810,440 or 76.4% decrease in revenue largely at our ICC subsidiary due to a reduction of projects under management. Also contributing to the revenue decline was the agreed upon cancellation of our facility management contract with the Chevrolet Center in Youngstown, Ohio. The reduction in revenue in our second quarter results points to the criticality of timing for major development projects that are important for our revenue generation.

The loss for the six-month period ended November 30, 2007 includes reserves set aside in the first quarter for the settlement of two litigation issues, the associated legal fees and expense recorded for the severance package of a former executive officer that total approximately $1,300,000 or 61.6% of the total loss in the first six months of fiscal year 2008.

"The company is in various stages of discussion, negotiation or final due diligence on several projects previously announced and expects closure to occur on at least one of the projects within the near future. We anticipated the potential for new projects previously announced by Global Properties I, our real estate development subsidiary responsible for marketing events center projects to mid-sized communities throughout the nation, would have moved at a faster pace thus enabling us to maintain the momentum we established in fiscal 2007. It is our intention to have multiple events center projects under development at any given time," stated Richard Kozuback, president and chief executive officer. "ICC is currently managing the development of an events center in Wenatchee, Washington. Once completed, revenue generation will come on line by way of a multi-year facility management agreement as well as exclusive ticketing for all events to be handled by our GetTix.Net subsidiary. In addition, we are in the final stage of negotiations for our next development project that will include all aspects of revenue generation for our multiple subsidiary companies. ICC will head the design and manage the construction, a new hockey franchise will be awarded by the Western Professional Hockey League d/b/a the Central Hockey League and serve as the center's primary tenant, Encore Facility Management will engage in a multi-year agreement to manage the building along with its licensing and advertising arm, Global Entertainment Marketing Systems, which will handle all sales and marketing services, and GetTix will provide exclusive ticketing services for all events.

"We recognize the impact to our financial results associated with the variances in timing for the start of major, long-term development projects and with the up-front expenses related to the marketing program for Global Properties I. We expect the diversification of our revenue streams, independent of new development, to improve with our ability to enter into multi-year facility management and ticketing agreements as each new events center is completed. Our GetTix.Net subsidiary continues to be a bright spot and produces the majority of its revenue from clients outside the Global network of events centers. This subsidiary has continued to post strong operational and financial results. Management is committed to its responsibility and mission to return the company to profitability," concluded Kozuback.

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and development potential of new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates operations for all arena facility scheduling. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRUSPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2007, and Quarterly Report on Form 10-QSB for the quarter ended August 31, 2007, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLE FOLLOWS:

                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       November 30,              May 31,
                                                           2007                   2007
                                                       ------------           ------------
                                                        (Unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents                            $  1,696,924           $  4,251,542
  Accounts receivable, net                                2,354,869              3,243,482
  Other current assets                                    1,116,058                969,485
                                                       ------------           ------------

      Total Current Assets                                5,167,851              8,464,509

Construction in progress                                 14,917,862                     --
Trademarks                                                2,737,164              2,743,341
Other Assets                                                798,058                819,816
                                                       ------------           ------------

      Total Other Assets                                 18,453,084              3,563,157
                                                       ------------           ------------

      Total Assets                                     $ 23,620,935           $ 12,027,666
                                                       ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities             $  3,885,825           $  4,695,293
  Notes payable                                              63,126                     --
  Other liabilities                                         782,810                311,994
                                                       ------------           ------------

      Total Current Liabilities                           4,731,761              5,007,287
                                                       ------------           ------------

Notes payable and other long-term liabilities            14,045,816                 66,000
                                                       ------------           ------------

      Total Liabilities                                  18,777,577              5,073,287
                                                       ------------           ------------
Stockholders' Equity:
  Common stock                                                6,522                  6,508
  Paid-in capital                                        10,730,997             10,731,010
  Retained earnings (deficit)                            (5,894,161)            (3,783,139)
                                                       ------------           ------------

      Total Equity                                        4,843,358              6,954,379
                                                       ------------           ------------

      Total Liabilities & Equity                       $ 23,620,935           $ 12,027,666
                                                       ============           ============

                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS


                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                 For the three months ended            For the six months ended
                                               -------------------------------       -------------------------------
                                               November 30,       November 30,       November 30,       November 30,
                                                   2007               2006               2007               2006
                                               ------------       ------------       ------------       ------------
Revenue                                        $  3,022,583       $ 12,833,023       $  6,495,859       $ 16,484,941
Expenses                                          3,650,921         12,785,348          8,679,655         17,446,154
                                               ------------       ------------       ------------       ------------
Income (loss) from operations
                                                   (628,338)            47,675         (2,183,796)          (961,213)

Other income                                         35,611             69,851            72,775,            140,079
                                               ------------       ------------       ------------       ------------

Income (loss) before income taxes                  (592,727)           117,526         (2,111,021)          (821,134)

Income tax expense                                       --                 --                 --                 --
                                               ------------       ------------       ------------       ------------

Net income (loss)                              $   (592,727)      $    117,526       $ (2,111,021)      $   (821,134)
                                               ============       ============       ============       ============

Net Income (loss) per common share: Basic      $      (0.09)      $       0.02       $      (0.32)      $      (0.13)

Weighted average number of common shares
outstanding: Basic                                6,521,117          6,500,261          6,518,604          6,497,383

Net Income (loss) per common share: Diluted    $      (0.09)      $       0.02       $      (0.32)      $      (0.13)

Weighted average number of common shares
outstanding: Diluted                              6,521,117          6,693,742          6,518,604          6,497,383


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